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                                                                    EXHIBIT 1(i)
                                                                    FORM

                                  ARMADA FUNDS
                        (A MASSACHUSETTS BUSINESS TRUST)

                     CERTIFICATE OF CLASSIFICATION OF SHARES

                  I, W. Bruce McConnel, III, do hereby certify as follows:

                  (1) That I am the duly elected Secretary of Armada Funds ("Armada");

                  (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Armada;

                  (3) That the Board of Trustees of Armada duly adopted the following resolutions at the Regular Meeting of the Board of Trustees held on February 10, 1997:

CREATION OF NEW SERIES OF SHARES.
---------------------------------

         1.       CREATION OF CLASS X AND CLASS X-SPECIAL SERIES 1 SHARES.
                  --------------------------------------------------------

                  RESOLVED, that pursuant to Section 5.1 of Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified into an additional class of shares designated as Class X shares of beneficial interest;

                  FURTHER RESOLVED, that pursuant to Section 5.1 of the Declaration of Trust of the Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class X-Special Series 1 shares;

                  FURTHER RESOLVED, that all consideration received by Armada for the issue or sale of Class X shares and Class X-Special Series 1 shares shall be invested and reinvested with the consideration received by Armada for the issue and sale of all other shares of beneficial interest in Armada now or hereafter designated as Class X shares of beneficial interest (irrespective of whether said shares have been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Armada allocated to Class X shares, Class X-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each Class X share and Class X-Special Series 1 share shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;


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                  FURTHER RESOLVED, that each Class X share and each Class
         X-Special Series 1 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Armada now or hereafter designated as a Class X share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of Armada in respect of Class X shares, Class X-Special Series 1 shares or such other shares and in respect of any general expenses and liabilities of Armada allocated to Class X shares, Class X-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of Trustees:

                  (a)      only the Class X-Special Series 1 shares shall bear:
                           (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Armada which provide for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class X-Special Series 1 shares; and (iii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class X-Special Series 1 shares;

                  (b) only the Class X shares shall bear: (i) the expenses and liabilities arising from transfer agency services that are directly attributable to Class X shares; and
                           (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class X shares;

                  (c) no Class X-Special Series 1 shares shall bear the expenses and liabilities described in subparagraph
                           (b) above; and

                  (d) no Class X shares shall bear the expenses and liabilities described in subparagraph (a) above.

                  FURTHER RESOLVED, that except as otherwise provided by these resolutions, each Class X share and each Class X-Special Series 1 share shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of beneficial interest in Armada now or hereafter designated as a Class X share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), except to the extent permitted by rule or order of the Securities and Exchange Commission, on any matter that pertains to the agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of Armada, only Class X-Special Series 1 shares shall be entitled to vote, except that: (i) if

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         said matter affects shares of beneficial interest in Armada other than
         Class X-Special Series 1 shares, such other affected shares of beneficial interest in Armada shall also be entitled to vote, and in such case Class X-Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Armada; and (ii) if said matter does not affect Class X-Special Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Armada other than Class X-Special Series 1 shares.

         2.       CREATION OF CLASS Y AND CLASS Y-SPECIAL SERIES 1 SHARES.
                  --------------------------------------------------------

                  RESOLVED, that pursuant to Section 5.1 of Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified into an additional class of shares designated as Class Y shares of beneficial interest;

                  FURTHER RESOLVED, that pursuant to Section 5.1 of the Declaration of Trust of the Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class Y-Special Series 1 shares;

                  FURTHER RESOLVED, that all consideration received by Armada for the issue or sale of Class Y shares and Class Y-Special Series 1 shares shall be invested and reinvested with the consideration received by Armada for the issue and sale of all other shares of beneficial interest in Armada now or hereafter designated as Class Y shares of beneficial interest (irrespective of whether said shares have been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Armada allocated to Class Y shares, Class Y-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each Class Y share and Class Y-Special Series 1 share shall share equally with each such other share in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                  FURTHER RESOLVED, that each Class Y share and each Class Y-Special Series 1 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in Armada now or hereafter designated as a Class Y share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of Armada in respect of Class Y shares, Class Y-Special Series 1 shares or such other shares and in respect of any general expenses and liabilities of Armada allocated to Class Y shares, Class Y-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, except that to the extent

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         permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of Trustees:

                  (a)      only the Class Y-Special Series 1 shares shall bear:
                           (i) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Armada which provide for services by the institutions exclusively for their customers who beneficially own such shares; (ii) the expenses and liabilities arising from transfer agency services that are directly attributable to Class Y-Special Series 1 shares; and (iii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class Y-Special Series 1 shares;

                  (b) only the Class Y shares shall bear: (i) the expenses and liabilities arising from transfer agency services that are directly attributable to Class Y shares; and
                           (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class Y shares;

                  (c) no Class Y-Special Series 1 shares shall bear the expenses and liabilities described in subparagraph
                           (b) immediately above; and

                  (d) no Class Y shares shall bear the expenses and liabilities described in subparagraph (a) immediately above.

                  FURTHER RESOLVED, that except as otherwise provided by these resolutions, each Class Y share and each Class Y-Special Series 1 share shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of beneficial interest in Armada now or hereafter designated as a Class Y share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), except to the extent permitted by rule or order of the Securities and Exchange Commission, on any matter that pertains to the agreements or expenses and liabilities described in clause (a) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to said agreements, expenses or liabilities) and is submitted to a vote of shareholders of Armada, only Class Y-Special Series 1 shares shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in Armada other than Class Y-Special Series 1 shares, such other affected shares of beneficial interest in Armada shall also be entitled to vote, and in such case Class Y-Special Series 1 shares shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of Armada; and
         (ii) if said matter does not affect Class Y-Special Series 1 shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in Armada other than Class Y-Special Series 1 shares.

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IDENTIFICATION OF SHARES WITH FUNDS.
------------------------------------

         RESOLVED, that Armada's classes or series of shares shall represent interests in the investment fund of Armada as follows:

         CLASS OF SHARES                                      INVESTMENT FUND
         ---------------                                      ---------------
         Class X and                                          Small Cap Growth Fund
         Class X-Special Series 1

         Class Y and                                          Real Return Advantage
         Class Y-Special Series 1                             Fund

AUTHORIZATION OF ISSUANCE OF SHARES TO INVESTORS.
-------------------------------------------------

              RESOLVED, that the appropriate officers of Armada be, and each of them hereby is, authorized, at any time after the effective date and time of Post-Effective Amendment No. 32 to Armada's Registration Statement relating to the Small Cap Growth and Inflation Protected Securities Funds to issue and redeem from time to time Class X shares and Class X-Special Series 1 shares representing interests in the Small Cap Growth Fund, and Class Y shares and Class Y-Special Series 1 shares representing interests in the Inflation Protected Securities Fund, in accordance with the Registration Statement under the Securities Act of 1933, as the same may from time to time be amended, and the requirements of the Trust's Declaration of Trust and applicable law, and that such shares, when issued for the consideration described in such amended Registration Statement, shall be validly issued, fully paid and non-assessable by Armada.

IMPLEMENTATION OF RESOLUTIONS.
------------------------------

                  RESOLVED, that the officers of Armada be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, including but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to, changing the foregoing resolutions upon advice of Counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of Armada and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officers taking any such actions.

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                  (4) That the foregoing resolutions remain in full force and effect as of the date hereof.



                                                   ---------------------------
                                                     W. Bruce McConnel, III

Dated:                  , 1997

Subscribed and sworn to before me this
      day of               , 1997.

---------------------------------------
           Notary Public

My Commission Expires:

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